Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cooperative Bankshares, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-92219, 333-22335, and 333-101442) on Forms S-8 of Cooperative Bankshares, Inc. of our reports dated April 30, 2009, with respect to the consolidated financial statements of Cooperative Bankshares, Inc. and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in Cooperative Bankshares, Inc.’s 2008 Annual Report on Form 10-K.

Our report on the consolidated financial statements contains an explanatory paragraph relating to the existence of substantial doubt about the Company’s ability to continue as a going concern. Our report on the consolidated financial statements also refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement”, Staff Accounting Bulletin No. 109, “Written Loan Commitments Recorded at Fair Value Through Earnings”, and Emerging Issues Task Force Issue 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements”.

Our report on the effectiveness of internal control over financial reporting as of December 31, 2008, expresses our opinion that Cooperative Bankshares, Inc. and Subsidiary (the “Company”) did not maintain effective internal control over financial reporting as of December 31, 2008, because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that outlines material weaknesses in certain of the Company’s credit administration, underwriting, processing and monitoring controls as well as certain reconciliation and review procedures specific to the determination of the allowance for loan losses. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2008 consolidated financial statements, and did not affect our report dated April 30, 2009 on those consolidated financial statements.

Greenville, North Carolina

April 30, 2009